Exhibit 32.2
WRITTEN STATEMENT OF THE INTERIM PRINCIPAL FINANCIAL OFFICER
Pursuant to 18 U.S.C. ss.1350, I, the undersigned Interim Principal Financial Officer and Head of Financial Planning, Operations and Decision Support of Enerpac Tool Group Corp. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended February 29, 2024 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.
Date: March 22, 2024

/s/ P. Shannon Burns
P. Shannon Burns
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Enerpac Tool Group Corp. and will be retained by Enerpac Tool Group Corp. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.